As filed with the Securities and Exchange Commission on April 29, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VERADERMICS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	2834	84-3304423
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
470 James St.
New Haven, CT 06513
(228) 372-3376
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Reid Waldman, M.D.
Chief Executive Officer
Veradermics, Incorporated
470 James St.
New Haven, CT 06513
(228) 372-3376
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Zachary Blume Nicholas Roper Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000	Michael Greco General Counsel Veradermics, Incorporated 470 James St. New Haven, CT 06513 (228) 372-3376	Divakar S. Gupta Ryan Sansom Madison A. Jones Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-295356
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference
This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common stock, par value $0.00001 per share (“Common Stock”) and, in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, of Veradermics, Incorporated (the “Registrant”), contemplated by the Registration Statement on Form S-1 (File No. 333-295356) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 27, 2026 (the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the Commission on April 29, 2026. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of Common Stock, or Pre-Funded Warrants, to be offered in the public offering by $56,785,800, which includes additional shares that the underwriters have the option to purchase. The additional shares of Common Stock and Pre-Funded Warrants that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.
The required opinion and consents are listed in Part II, Item 16 hereto and filed herewith.

PART II
Information Not Required in Prospectus
Item 16. Exhibit List

Exhibit Number	Description of Exhibit
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Deloitte & Touche LLP independent registered public accounting firm.
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107	Filing Fee Table
___________
*Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-295356), originally filed with the Securities and Exchange Commission on April 27, 2026 and incorporated by reference herein.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, Connecticut, on the 29th day of April, 2026.

VERADERMICS, INCORPORATED

By:	/s/ Reid Waldman
Reid Waldman, M.D.
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Reid Waldman, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2026
Reid Waldman, M.D.

/s/ Dominic Carrano, CPA	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 29, 2026
Dominic Carrano, CPA

*	Director	April 29, 2026
David Friedman, M.D.

*	Director	April 29, 2026
John W. Childs

*	Director	April 29, 2026
Vlad Coric, M.D.

*	Director	April 29, 2026
Katarina Pance, Ph.D.

*	Director	April 29, 2026
Patrick Enright

*	Director	April 29, 2026
Jane Grant-Kels, M.D.

*By:	/s/ Reid Waldman, M.D.
Reid Waldman, M.D.